UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                October 17, 2002
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                Date of Report (Date of earliest event reported)

                           APPIANT TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

            Delaware                   0-21999                   84-1360852
          ------------                ---------                ---------------
  (State or other Jurisdiction   (S.E.C. File Number)          (IRS Employer
        of Incorporation)                                    Identification No.)

                                6663 Owens Drive
                              Pleasanton, CA 94588
                          ----------------------------
          (Address of principal executive offices, including zip code)

                                 (925) 251-3200
                               -------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                               ------------------
(Former name or former address, if changed since last report)


Item  5.  Other  events.

Effective  August  9,  2002  (the  "EFFECTIVE DATE"),  Appiant Technologies Inc.
("Appiant") and InPhonic, Inc. ("InPhonic") concluded execution of various agreements providing for the sale and lease back of equipment, purchase of additional license rights, minimum subscriber payments, and the issuance of additional warrants to purchase Appiant common stock (the "Agreements").


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InPhonic is the primary reseller of Appiant's inUnison(SM) unified communication system. The general material terms of these Agreements were set forth in Appiant's Form 8-K filed on August 27, 2002.(1)

As additional consideration for the First Amendment, Appiant granted InPhonic warrants to purchase a number of common shares of Appiant stock equal to 19.99% of all outstanding shares for a twelve-month period beginning August 9, 2002 ("Subsequent Warrants"). The First Amendment also provides that warrants may be issued in the future ("Future Warrants"), in order for InPhonic to maintain its rights to purchase 19.9% of all outstanding shares during that twelve-month period.

Appiant and InPhonic have executed an agreement revising these terms to comply with Marketplace Rule 4350(i)(1)(D)(ii) such that InPhonic will be subject to reduced payments to Appiant for use of its products and services(2) and the warrants and anti-dilution provisions are cancelled. Appiant agreed to issue warrants to purchase 800,000 shares of common Stock at a exercise price of $0.25 per share for revised financing considerations from InPhonic.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Appiant  Technologies,  Inc.
                                            ----------------------------


October 16, 2002                            By:  /s/  Douglas S. Zorn
---------------                             ----------------------------
                                            Douglas S. Zorn
                                            President & CEO




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1 In the first part of the Agreements, InPhonic agreed to purchase certain
Appiant assets, including the Company's data processing center, in an Asset Purchase Agreement and to lease them back to Appiant through and Equipment Lease Agreement. These were each originally executed July 12, 2002, and the Equipment Lease Agreement was amended August 9, 2002. The three-year Equipment Lease Agreement provides for sub-market rate payments for the first six months. Lease payments subsequently increase to market rate for the following 30 months. In the second part of the Agreements, the parties executed an amendment to their March 22, 2001 Master Services Agreement (the "First Amendment"), whereby InPhonic purchased a broader license for Appiant's inUnison(SM) product, resulting in a $900,000 cash benefit to Appiant

2 Executed document attached.


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